As filed with the Securities and Exchange Commission on January 9, 2023
    Registration No. 333-129422

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914

77 BEALE STREET
P.O. BOX 770000
SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)
(415) 973-1000
(Registrant’s telephone number, including area code)

PG&E CORPORATION 2006 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)

Brian M. Wong
Vice President, Deputy General Counsel, and Corporate Secretary
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(Name and Address of Agent For Service)
(415) 973-1000
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

PG&E Corporation
☒	Large accelerated filer
☐	Non-accelerated filer
☐	Smaller reporting company
☐	Accelerated filer
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Form S-8 (File No. 333-129422) (the “Registration Statement”) of PG&E Corporation (the “Registrant”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2005, pertaining to the registration of 12,000,000 shares of common stock, no par value, of the Registrant under the Registrant’s 2006 Long-Term Incentive Plan, as previously amended by the Post-Effective Amendment No. 1 filed with the SEC on May 12, 2014.

The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all remaining unissued and unsold shares previously registered under the Registration Statement and terminate all offerings thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Registration Statement and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on January 9, 2023.

PG&E CORPORATION (Registrant)

/s/ PATRICIA K. POPPE
Patricia K. Poppe

By:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICIA K. POPPE	Chief Executive Officer (Principal Executive Officer)	January 9, 2023
Patricia K. Poppe

/s/ CHRISTOPHER A. FOSTER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 9, 2023
Christopher A. Foster

/s/ DAVID S. THOMASON	Vice President and Controller (Principal Accounting Officer)	January 9, 2023
David S. Thomason

/s/ RAJAT BAHRI	Director	January 9, 2023
Rajat Bahri

/s/ CHERYL F. CAMPBELL	Director	January 9, 2023
Cheryl F. Campbell

/s/ KERRY W. COOPER	Director	January 9, 2023
Kerry W. Cooper

/s/ JESSICA L. DENECOUR	Director	January 9, 2023
Jessica L. Denecour

/s/ MARK E. FERGUSON III	Director	January 9, 2023
Mark E. Ferguson III

/s/ ROBERT C. FLEXON	Director Chair of Board	January 9, 2023
Robert C. Flexon

/s/ W. CRAIG FUGATE	Director	January 9, 2023
W. Craig Fugate

/s/ ARNO L. HARRIS	Director	January 9, 2023
Arno L. Harris

/s/ CARLOS M. HERNANDEZ	Director	January 9, 2023
Carlos M. Hernandez

/s/ MICHAEL R. NIGGLI	Director	January 9, 2023
Michael R. Niggli

/s/ PATRICIA K. POPPE	Director	January 9, 2023
Patricia K. Poppe

/s/ WILLIAM L. SMITH	Director	January 9, 2023
William L. Smith

/s/ BENJAMIN F. WILSON	Director	January 9, 2023
Benjamin F. Wilson